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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to 9.5% Senior Serial Redeemable Notes due 2011 of Nextel Communications, Inc. on Form S-4 of our report dated February 15, 2001 (March 29, 2001 as to Note 6), appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
May 2, 2001